Exhibit 5.2

[Letterhead of Richards, Layton & Finger]

December 15, 2008

Schwab Capital Trust II

Schwab Capital Trust III

c/o The Charles Schwab Corporation

120 Kearny Street

San Francisco, California 94108

Re:	Schwab Capital Trust II

Schwab Capital Trust III

Ladies and Gentlemen:

We have acted as special Delaware counsel for The Charles Schwab Corporation, a Delaware corporation (the “Company”), and Schwab Capital Trust II (“Trust II”) and Schwab Capital Trust III (“Trust III”) (each a “Trust” and collectively, the “Trusts”), each a Delaware statutory trust, in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)	The Trust Agreement for Trust II, dated as of April 19, 2004, between the Company and Chase Manhattan Bank USA, National Association, a national banking association, as trustee;

(b)	The Trust Agreement for Trust III, dated as of April 19, 2004, between the Company and Chase Manhattan Bank USA, National Association, a national banking association, as trustee (the items in paragraphs (a) and (b) are referred to herein as the “Original Trust Agreements”);

(c)	The Amended and Restated Trust Agreement for Trust II, dated as of April 19, 2004, between the Company and The Bank of New York (Delaware), as successor in interest to Chase Bank USA, National Association formerly known as Chase Manhattan Bank USA, National Association, as trustee;

Schwab Capital Trust II

Schwab Capital Trust III

December 15, 2008

(d)	The Amended and Restated Trust Agreement for Trust III, dated as of April 19, 2004, between the Company and The Bank of New York (Delaware), as successor in interest to Chase Bank USA, National Association formerly known as Chase Manhattan Bank USA, National Association, as trustee (the items in paragraphs (c) and (d) are referred to herein as the “Revised Trust Agreements”);

(e)	The Registration Statement on Form S-3, filed by the Company and the Trust with the Securities and Exchange Commission (the “Commission”) on or about December 15, 2008 (the “Registration Statement”) relating to the issuance pursuant to a Trust Agreement (as defined below) of preferred securities representing preferred undivided beneficial ownership interests in the assets of the respective Trust (each, a “Trust Preferred Security,” and collectively, the “Trust Preferred Securities”);

(f)	The form of Second Amended and Restated Trust Agreement for the Trusts (the “Amended and Restated Trust Agreement”) to be entered into among the Company, the trustees named therein and the holders, from time to time, of the undivided beneficial ownership interests in the assets of the Trusts (including all attachments and exhibits thereto) (each Original Trust Agreement, as amended and restated by the Revised Trust Agreement, as further amended and restated by the Amended and Restated Trust Agreement, the “Trust Agreement” of the respective Trust);

(g)	A certified copy of the Certificate of Trust for Trust II, as filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on April 19, 2004, as amended by the Certificate of Amendment to Certificate of Trust of Trust II filed September 24, 2007 with the Secretary of State;

(h)	A certified copy of the Certificate of Trust for Trust III, as filed with the Secretary of State on April 19, 2004, as amended by the Certificate of Amendment to Certificate of Trust of Trust III filed September 24, 2007 with the Secretary of State (the items in paragraphs (g) and (h) are referred to herein as the “Certificates of Trust”); and

(i)	A Certificate of Good Standing for each Trust, dated December 15, 2008, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

Schwab Capital Trust II

Schwab Capital Trust III

December 15, 2008

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Agreement of each Trust will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the respective Trust, that the Certificates of Trust are in full force and effect and have not been further amended, and that the Trust Agreement of each Trust will be in full force and effect and will be executed in substantially the form reviewed by us, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom Trust Preferred Securities are to be issued by the Trusts (collectively, the “Trust Preferred Security Holders”) of a Trust Preferred Securities Certificate for such Trust Preferred Security and the payment for the Trust Preferred Security acquired by it, in accordance with the respective Trust Agreement and the Registration Statement, and (vii) that the Trust Preferred Securities are issued and sold to the Trust Preferred Security Holders in accordance with the respective Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement (except for providing this opinion) and assume no responsibility for their contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Schwab Capital Trust II

Schwab Capital Trust III

December 15, 2008

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq.

2. The Trust Preferred Securities of each Trust have been duly authorized by the respective Trust Agreement and, when executed and delivered in accordance with the respective Trust Agreement, will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the respective Trust.

3. The Trust Preferred Security Holders of a Trust, as beneficial owners of such Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Preferred Security Holders may be obligated to make payments as set forth in the respective Trust Agreement.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the heading “Validity of Securities” therein. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

TJH/rmc